UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021
___________________

HOLLYFRONTIER CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876		75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2021, the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Corporation”) promoted Timothy Go to the position of President and Chief Operating Officer of the Corporation effective immediately. As President and Chief Operating Officer, Mr. Go’s responsibilities will include oversight over the Corporation’s Refining and Lubricants and Specialty Products segments. As a result of Mr. Go’s promotion, Mr. Michael C. Jennings, who previously served as Chief Executive Officer and President of the Corporation, will continue to serve as Chief Executive Officer of the Corporation.

Mr. Go, age 54, has served as Executive Vice President and Chief Operating Officer of the Corporation from June 2020 until his promotion to President and Chief Operating Officer in November 2021. Prior to joining the Corporation, he served as Chief Executive Officer of the general partner of Calumet Specialty Products Partners, L.P. (“Calumet”) from January 2016 to April 2020 and retired from Calumet in June 2020. Prior to joining Calumet, Mr. Go served as Vice President, Operations of Flint Hills Resources, LP, a wholly owned subsidiary of Koch Industries, Inc. (“Koch Industries”), from July 2012 through September 2015 and as Vice President, Operations Excellence of Flint Hills Resources, LP from June 2011 through July 2013. He served as Managing Director, Operations Excellence of Koch Industries from August 2008 through 2011. Prior to joining Koch Industries, Mr. Go held various roles of increasing responsibility in downstream operations during his 18 years at ExxonMobil Corporation.

In connection with its annual evaluation of the compensation of the Corporation’s executive officers, the Corporation’s Compensation Committee approved the following compensation for Mr. Go for 2022: a base salary of $800,000 to be effective January 1, 2022, a target bonus of 100% of base salary and an equity award of $2.3 million for the 2022 fiscal year granted on November 9, 2021, 50% of the equity award was granted in restricted stock units and 50% of the equity award was granted in performance share units.

Item 7.01    Regulation FD Disclosure

On November 10, 2021, the Corporation issued a press release announcing Mr. Go’s promotion. A copy of the Corporation’s press release is attached hereto at Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release of the Corporation issued on November 10, 2021.*

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:    /s/ Vaishali S. Bhatia
Vaishali S. Bhatia,
Senior Vice President, General Counsel and Secretary

Date: November 10, 2021